UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2024

Invesco Mortgage Capital Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Spring Street N.W., Suite 2500
Atlanta,	Georgia	30309
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (404) 892-0896
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	IVR	New York Stock Exchange
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock	IVR PrB	New York Stock Exchange
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	IVR PrC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2024, Invesco Mortgage Capital Inc. (the "Company") increased the size of its Board of Directors (the “Board”) from seven to eight directors and appointed W. Wesley McMullan to serve as a director of the Company effective as of that date. The Board has appointed Mr. McMullan as a member of each of the Audit, Compensation, and Nomination and Corporate Governance committees effective concurrently with the commencement of his Board service.

Mr. McMullan, age 61, served as the President and CEO of the Federal Home Loan Bank of Atlanta (“FHLBank Atlanta”), a government-sponsored enterprise, from 2010 until his retirement in 2021, concluding a 33-year career at the FHLBank Atlanta in significant leadership capacities. His expertise encompasses a broad range of financial disciplines, including banking, MBS and mortgage-related assets, SEC regulatory compliance, asset and liability management, portfolio management, derivatives, and financial operations/systems integration. Mr. McMullan has served on the board of directors of TCB Corporation and Countybank since 2022, with previous board service as Vice Chair of FHLBank’s Office of Finance and Vice Chair of Pentegra, Inc. Mr. McMullan is a chartered financial analyst and earned a B.S. in finance from Clemson University.

Mr. McMullan will receive the same compensation from the Company as the other non-employee members of the Board. There are no related party transactions between the Company and Mr. McMullan reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on June 24, 2024 announcing the appointment of Mr. McMullan, which is furnished as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On June 24, 2024, the Company issued a press release announcing that its Board of Directors declared a cash dividend of $0.40 per share of common stock for the second quarter of 2024. A copy of that press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 24, 2024, issued by Invesco Mortgage Capital Inc. (Director Appointment)
99.2	Press Release, dated June 24, 2024, issued by Invesco Mortgage Capital Inc. (Dividend Announcement)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By: /s/ Tina Carew
Tina Carew
Vice President, General Counsel and Secretary

Date: June 24, 2024